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                                EXHIBIT 3(A)(iii)

                               Filed with the Department of State on Apr 1, 1998
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Microfilm Number 9925-1337
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Entity Number   931086                        __________________________________
             -------------                      Secretary of the Commonwealth

                ARTICLES OF MERGER-DOMESTIC BUSINESS CORPORATION
                              DSCB: 15-1926(Rev 89)

In compliance with the requirements of 15 Pa.C.S. 1926 (relating to articles of merger or consolidations, the undersigned business corporations, desiring to effect a mergers, hereby state that:

1. The name of the corporation surviving the merger is: Bryn Mawr Bank
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   Corporation
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2. (Check and complete one of the following):

  X  The surviving corporation is a domestic business corporation and the (a)
 --- address of its current registered office in this commonwealth or (b) commercial registered office provider and the and the county of venue is (the Department is hereby authorized to correct the following address to conform to the records of the Department):

  (a)    801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010          Montgomery
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         Number and Street       City         State Zip                   County

  (b)    _______________________________________________________________________
         Name of commercial Registered Office Provider                    County

For a Corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the Corporation is located for venue and official publication purposes.

      __ The surviving corporation is a qualified foreign business corporation incorporated under the laws of _________and the (a) address of its current registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following address to conform to the records of the Department:

(a)      _______________________________________________________________________
         Number and Street       city         State Zip                   County

 (b)     _______________________________________________________________________
         Name of Commercial Registered office Provider                    County

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For a corporation represented by a commercial registered office provider the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

   __ The surviving Corporation is a nonqualified foreign business Corporation Incorporated under the laws of ___________ and the address of its principal office under the laws of such domiciliary jurisdiction is:

________________________________________________________________________________
      Number and Street            city                State            Zip

3. The name and the address of the registered office of each other domestic business corporation and qualified foreign business corporation which is a party to the plan of merger are as follows:

   Joseph W. Roskos & Co., Three Radnor Corporate Center, Suite 450, 100 Matsonford Road, Radnor, PA 19087

4. (Check, and if appropriate complete, one of the following):

  X The plan of merger shall be effective upon filing these Articles of Merger
  - in the Department of State. For Accounting purposes, the plan of merger shall be effective as of January 1, 1999.

  _ The plan of merger shall be effective on ___________________________________

5. The manner in which the plan of merger was adopted by each domestic corporation is as follows:

  Name of Corporation                         Manner of Adoption

 Bryn Mawr Bank Corporation         Approval of Board of Directors
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 Joseph W. Roskos & Co.          Approval of Board of Directors and Shareholders
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6.  (Strike out this paragraph if no foreign corporation is a party to the merger). The plan was authorized, adopted or approved, as the case may be, by the foreign business corporation (or each of the foreign business corporations) party to the plan in accordance with the laws of the jurisdiction in which it is incorporated.

7.  (Check, and if appropriate complete, one of the following):

  _ The plan of merger is set forth in full in Exhibit A attached hereto and made a part hereof.

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  X Pursuant to 15 Pa.C.S. (S) 1901 (relating to omission of certain provisions from filed plans) the provisions of the plan of merger that amend or constitute the operative Articles of Incorporation of the surviving corporation as in effect subsequent to the effective date of the plan are set forth in full in Exhibit A, attached hereto and made a part hereof. The full text of the plan of merger is on file at the principal place of business of the surviving Corporation, the address of which is:

    801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010            Montgomery
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    Number and Street       city          State zip                  County


 IN TESTIMONY whereof, each undersigned corporation has caused these Articles of Merger to be signed by a duly authorized officer thereof this 1/st/ day of April, 1999.

                                           Bryn Mawr Bank Corporation
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                                             (Name of Corporation)

                                           By: /s/ Robert L. Stevens
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                                               Robert L. Stevens

                                           TITLE: Chairman
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                                           Joseph W. Roskos & Co.
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                                            (Name of Corporation)

                                           BY:  Joseph W. Roskos
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                                           Title:  President
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